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                                  EXHIBIT 23.2




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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Centura Banks, Inc.


We consent to the use of our report incorporated herein by reference. Our report refers to the fact that on December 31, 1993, Centura Banks, Inc. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


                                                     /s/ KPMG Peat Marwick LLP


Raleigh, North Carolina
October 28, 1996